                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                                   For further information contact:

                                John Schoen             Jack Seller
                                COO/CFO                 Public Relations
                                PCTEL, Inc.             PCTEL, Inc.
                                (773) 243-3000          (773) 243-3016
                                                        JACK.SELLER@PCTEL.COM


               PCTEL POSTS $18.6 MILLION IN FIRST QUARTER REVENUE
                     UP 24 PERCENT OVER SAME PERIOD IN 2005

CHICAGO, APRIL 27, 2006 -- PCTEL, Inc. (NASDAQ: PCTI), a leader in wireless broadband solutions, announced results for the first quarter ending March 31, 2006. Financial highlights of the quarter were:

     o $18.6 MILLION in revenue for the quarter, which is an increase of 24 percent over the first quarter 2005.

     o $12.4 MILLION in revenue for the quarter from the Antenna Products Group. This is an increase of 20 percent over the first quarter last year. The comparison is favorably impacted by the acquisition of the iVET(TM) product line during the third quarter of 2005. Without that acquisition, APG revenue increased 3% over the first quarter last year.

     o $2.1 MILLION in revenue for the quarter from the Mobility Solutions Group. This is an increase of 89 percent over the first quarter last year.

     o $3.7 MILLION in revenue for the quarter from the RF Solutions Group. This is a 20 percent increase over the first quarter of last year.

     o $0.4 MILLION in licensing revenue for the quarter, a decrease of $0.1 million from the first quarter last year.

     o A GAAP NET LOSS OF $(2.2) MILLION FOR THE QUARTER, OR $(0.11) PER SHARE, compared to $(2.3) million net loss, or $(0.12) per share for the same period in 2005. First quarter results this year include a $0.5 million restructuring expense related to the impending closure of the Company's Dublin Factory.

     o A NON-GAAP BREAK EVEN NET INCOME, compared to $(0.8) million net loss, or $(0.04) per share for the same period in 2005. The company's reporting of non-GAAP income includes the $0.5 million restructuring expense related to the impending closure of the Company's Dublin Factory. It excludes non-cash based expenses for stock compensation and amortization of intangible assets related to the company's acquisitions. Those expenses were $2.2 million in the first quarter 2006 compared to $1.5 million for the same period a year ago.

     o $58.8 MILLION OF CASH at March 31, 2006, down $0.4 million from December 31, 2005.

"Our first quarter results reflect more effective operational performance and the advantages of a diversified approach to exploiting the opportunities in broadband wireless," said Marty Singer, PCTEL's Chairman and CEO. "We anticipate stronger results as we move forward with our plans to outsource production from Ireland, improve margins in APG, and continue to aggressively grow our high margin businesses in MSG and RFSG," added Singer.

The company will discuss these results and the market trends driving the increased revenue during its scheduled earnings teleconference today at 6:15 PM EDT.

CONFERENCE CALL / WEBCAST
The company will hold a conference call at 6:15 PM EDT (5:15 PM CDT) today, Thursday, April 27, 2006 with Marty Singer, Chairman and Chief Executive Officer, and John Schoen, Chief Financial Officer. PCTEL will not be responding to inquiries regarding its financial results until the conference call. The session can be accessed by calling (800) 289-0508 (U.S. / Canada) or (913) 981-5550 (international).

To listen via the Internet, please visit, www.pctel.com, or http://investor.pctel.com/MediaList.cfm

REPLAY: A replay will be available for two weeks after the call on PCTEL's web site at www.pctel.com or by calling (888) 203-1112 (U.S. / Canada) or (719) 457-0820 (international) access code: 8812546.

ABOUT PCTEL

PCTEL, Inc. (Nasdaq: PCTI), which is headquartered in Chicago, is a global leader in wireless broadband solutions. PCTEL's Antenna Products Group (http://antenna.pctel.com) designs, distributes, and supports innovative antenna solutions for public safety applications, unlicensed and licensed wireless broadband, fleet management, network timing, and other GPS applications. PCTEL's Mobility Solutions' (http://mobilitysolutions.pctel.com) software tools provide secure, access independent, remote connectivity to the Internet and VoIP capability for converged handsets. PCTEL's RF Solutions' (http://rfsolutions.pctel.com) portfolio of OEM receivers, receiver based products and interference management solutions are used to measure, monitor and optimize cellular networks.

PCTEL protects its leadership position with a portfolio of more than 130 analog and broadband communications, wireless and antenna patents, issued or pending. The company's products are sold or licensed to wireless carriers, wireless ISPs, distributors, system integrators, wireless test and measurement companies, wireless network equipment and handset manufacturers, PC card manufacturers and government agencies. For more information, please visit the company's web site at: http://www.pctel.com.


PCTEL SAFE HARBOR STATEMENT
This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL's expectations regarding the future growth of its broadband wireless products, the discontinuance of the manufacturing operations in Dublin, Ireland, and the outsource of the manufacture of certain antenna product lines are forward looking statements within the meaning of the safe harbor. These statements are based on management's current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business, the ability to implement new technologies and obtain protection for the related intellectual property, the ability to realize product and manufacturing efficiencies, the ability to achieve reductions in costs as a result of the discontinuance of manufacturing operations and relocation or outsourcing of certain antenna products. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

                                   PCTEL, INC.

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
             (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                             Three Months Ended
                                                                  March 31,
                                                          -------------------------
                                                            2006             2005
                                                          --------         --------

REVENUES                                                  $ 18,566         $ 15,008
COST OF REVENUES                                             9,844            7,570
                                                          --------         --------
GROSS PROFIT                                                 8,722            7,438
                                                          --------         --------
OPERATING EXPENSES:
      Research and development                               2,916            2,470
      Sales and marketing                                    3,543            3,115
      General and administrative                             3,748            4,167
      Amortization of other intangible assets                1,037              883
      Restructuring charges                                    553               --
      Gain on sale of assets and related royalties            (250)            (500)
                                                          --------         --------
           Total operating expenses                         11,547           10,135
                                                          --------         --------
LOSS FROM OPERATIONS                                        (2,825)          (2,697)
OTHER INCOME, NET                                              620              541
                                                          --------         --------
LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES            (2,205)          (2,156)
PROVISION (BENEFIT) FOR INCOME TAXES                            (7)             161
                                                          --------         --------
NET LOSS                                                  $ (2,198)        $ (2,317)
                                                          ========         ========

Basic loss per share                                      $  (0.11)        $  (0.12)
Shares used in computing basic loss per share               20,632           20,043

Diluted loss per share                                    $  (0.11)        $  (0.12)
Shares used in computing diluted loss per share             20,632           20,043

                                   PCTEL INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)

                                                          March 31,        December 31,
                                                             2006              2005
                                                          ---------        ------------
                       ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                          $  58,622         $  58,966
       Restricted cash                                          208               208
       Accounts receivable, net                              13,600            13,725
       Inventories, net                                       9,827             9,547
       Prepaid expenses and other assets                      2,407             3,109
                                                          ---------         ---------
              Total current assets                           84,664            85,555
PROPERTY AND EQUIPMENT, net                                  11,419            11,190
GOODWILL                                                     31,406            31,020
OTHER INTANGIBLE ASSETS, net                                 15,609            16,457
OTHER ASSETS                                                    227               283
                                                          ---------         ---------
TOTAL ASSETS                                              $ 143,325         $ 144,505
                                                          =========         =========

        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
       Accounts payable                                   $   2,109         $   2,251
       Income taxes payable                                   5,256             5,297
       Deferred revenue                                       1,893             1,944
       Accrued liabilities                                    6,388             6,368
                                                          ---------         ---------
              Total current liabilities                      15,646            15,860
Pension liability                                             3,047             3,047
LONG-TERM LIABILITIES                                         1,364             1,571
                                                          ---------         ---------
              Total liabilities                              20,057            20,478
                                                          ---------         ---------

STOCKHOLDERS' EQUITY:

       Common stock                                              22                22
       Additional paid-in capital                           170,175           167,829
       Deferred compensation                                 (8,504)           (7,004)
       Accumulated deficit                                  (38,850)          (36,652)
       Accumulated other comprehensive income                   425              (168)
                                                          ---------         ---------
              Total stockholders' equity                    123,268           124,027
                                                          ---------         ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 143,325         $ 144,505
                                                          =========         =========

                                   PCTEL INC.

                       REVENUE AND GROSS PROFIT BY SEGMENT
                            (UNAUDITED, IN THOUSANDS)




                                                   Three Months Ended
                                                        March 31,
                                                -------------------------
                                                   2006            2005
                                                --------         --------
REVENUES:
---------
APG                                             $ 12,388         $ 10,321
RFS                                                3,706            3,083
MSG                                                2,117            1,122
LICENSING                                            390              492
Eliminations                                         (35)             (10)
                                                --------         --------
TOTAL REVENUES                                  $ 18,566         $ 15,008

GROSS PROFIT:
-------------
APG                                             $  3,681         $  3,546
RFS                                                2,578            2,328
MSG                                                2,082            1,080
LICENSING                                            385              487
Eliminations                                          (4)              (3)
                                                --------         --------
TOTAL GROSS PROFIT                              $  8,722         $  7,438

                                   PCTEL, INC.

          RECONCILIATION OF NON GAAP TO GAAP RESULTS OF OPERATIONS (a)
                            (UNAUDITED, IN THOUSANDS)


                                                 Three Months Ended March 31, 2006            Three Months Ended March 31, 2005
                                              ---------------------------------------      ---------------------------------------
                                                 As        Non-GAAP             Non           As        Non-GAAP              Non
                                              Reported    Adjustments (a)      GAAP        Reported    Adjustments (a)       GAAP
                                              --------    -----------        --------      --------    -----------        --------
REVENUES                                      $ 18,566                       $ 18,566      $ 15,008                       $ 15,008
COST OF REVENUES                                 9,844           (77) (b)       9,767         7,570            (2)           7,568
                                              --------      --------         --------      --------      --------         --------
GROSS PROFIT                                     8,722            77            8,799         7,438             2            7,440
OPERATING EXPENSES:
  Research and development                       2,916          (145) (b)       2,771         2,470           (50) (b)       2,420
  Sales and marketing                            3,543          (224) (b)       3,319         3,115          (133) (b)       2,982
  General and administrative                     3,748          (703) (b)       3,045         4,167          (477) (b)       3,690
  Amortization of other intangible assets        1,037        (1,037)             -             883          (883)             -
  Restructuring charges                            553                            553           -                              -
  Gain on sale of assets and related
    royalties                                     (250)                          (250)         (500)                          (500)
                                              --------      --------         --------      --------      --------         --------
           Total operating expenses             11,547        (2,109)           9,438        10,135        (1,543)           8,592
                                              --------      --------         --------      --------      --------         --------
LOSS FROM OPERATIONS                            (2,825)        2,186             (639)       (2,697)        1,545           (1,152)
OTHER INCOME, NET                                  620                            620           541                            541
                                              --------      --------         --------      --------      --------         --------
LOSS BEFORE INCOME TAXES                        (2,205)        2,186              (19)       (2,156)        1,545             (611)
PROVISION (BENEFIT) FOR INCOME TAXES                (7)                            (7)          161                            161
                                              --------      --------         --------      --------      --------         --------
NET LOSS                                      $ (2,198)     $  2,186         $    (12)     $ (2,317)     $  1,545         $   (772)
                                              ========      ========         ========      ========      ========         ========

Earnings (loss) per share
      Basic                                   $  (0.11)                      $   0.00      $  (0.12)                      $  (0.04)
      Diluted                                 $  (0.11)                      $   0.00      $  (0.12)                      $  (0.04)
Shares used in computing EPS
  (in thousands)
      Basic                                     20,632                         20,632        20,043                         20,043
      Diluted                                   20,632                         20,632        20,043                         20,043



(a) These adjustments reconcile the Company's GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding items such as non-cash share-based compensation and amortization of intangible assets provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(b) This adjustment reflects the non cash stock based compensation expense for restricted stock grants and stock bonuses awarded to the Company's employees. The adjustment for the three months ended March 31, 2006 also includes non cash stock based compensation expense for stock options in accordance with SFAS No. 123R.

                                   PCTEL, INC.

      RECONCILIATION OF NON-GAAP TO GAAP REVENUE & GROSS PROFIT BY SEGMENT
                            (UNAUDITED, IN THOUSANDS)


                             Three Month Ended March 31, 2006                Three Month Ended March 31, 2005
                         ----------------------------------------        ----------------------------------------
                            As          Non-GAAP            Non             As           Non-GAAP           Non
                         Reported      Adjustments (a)     GAAP          Reported       Adjustments        GAAP
                         --------      -----------        -------        --------       -----------       -------
REVENUES:
---------
APG                        12,388                          12,388          10,321                          10,321
RFS                         3,706                           3,706           3,083                           3,083
MSG                         2,117                           2,117           1,122                           1,122
LICENSING                     390                             390             492                             492
Eliminations                  (35)                            (35)            (10)                            (10)
                          -------         -------         -------         -------         -------         -------
TOTAL REVENUES             18,566                          18,566          15,008                          15,008
                          =======         =======         =======         =======         =======         =======

GROSS PROFIT:
-------------
APG                         3,681             (44)          3,725           3,546              (1)          3,547
RFS                         2,578             (33)          2,611           2,328              (1)          2,329
MSG                         2,082                           2,082           1,080                           1,080
LICENSING                     385                             385             487                             487
Eliminations                   (4)                             (4)             (3)                             (3)
                          -------         -------         -------         -------         -------         -------
TOTAL GROSS PROFIT          8,722             (77)          8,799           7,438              (2)          7,440
                          =======         =======         =======         =======         =======         =======



(a) This adjustment reflects the non cash stock based compensation expense for restricted stock grants and stock bonuses awarded to the Company's employees. The adjustment for the three months ended March 31, 2006 also includes non cash stock based compensation expense for stock options in accordance with SFAS No. 123R.